Exhibit 1.1

Execution Copy

3,000,000 shares

UNITED COMMUNITY BANKS, INC.

Common Stock, $1.00 par value per share

UNDERWRITING AGREEMENT

November 19, 2015

Morgan Stanley & Co. LLC

180 Varick Street, 2nd Floor

New York, New York 10014

Ladies and Gentlemen:

Corsair Georgia, L.P., a Delaware limited partnership (“Corsair”), proposes to sell, 3,000,000 shares (collectively, the “Shares”) of common stock, $1.00 par value per share (the “Common Stock”), of United Community Banks, Inc., a Georgia corporation (the “Company”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Shares from Corsair by Morgan Stanley & Co. LLC (“Underwriter”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-175226), including the related preliminary prospectus or prospectus covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement has become effective under the 1933 Act, the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement, and each such post-effective amendment is effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective, but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B, is referred to as “Rule 430B Information”. Each base prospectus and prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus”. Such registration statement, at any given time, including any amendments thereto, including post-effective amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act, is referred to herein as the “Registration Statement”; provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriter and the Shares (within the meaning of Rule 430B(f)(2)). The final base prospectus and the prospectus supplement, dated the date hereof, including the documents incorporated by reference therein, are referred to herein collectively as the “Prospectus”.

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained”, “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the execution of this Agreement.

1. Representations, Warranties and Agreements of the Company. (a) The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof, as of the Applicable Time referred to in Schedule 1 hereto, and as of the Delivery Date (as defined herein), that:

(i) Compliance with Registration Requirements. (A) (1) At the time of filing the Registration Statement and (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), the Company met the requirements for use of Form S-3 as set forth in General Instruction I.A to such form, (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the 1933 Act, (C) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, and (D) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Company satisfies the eligibility requirements for use of Form S-3 under the 1933 Act set forth in General Instruction I.A to such form and satisfies the transaction eligibility requirements for the use of Form S-3 as set forth in General Instruction I.B.1 to such form and, at the time the Registration Statement was filed and at the Applicable Time, the

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Company satisfied, and will satisfy, the eligibility requirements for the use of Form S-3 under the 1933 Act that were in effect prior to October 21, 1992. The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued; no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission; and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Delivery Date, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Delivery Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Issuer-Represented General Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), as of the Applicable Time and the Delivery Date (as defined herein), will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this Agreement:

“Applicable Time” is as defined in Schedule 1 hereto.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed

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or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus or the General Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 10(f) hereof.

(ii)   Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act and (D) as of the Execution Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(iii)  Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, without taking

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account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(iv)  Independent Accountants. PricewaterhouseCoopers LLP and Porter Keadle Moore, LLC, who have expressed their opinion with respect to the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(v)   Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly disclosed therein. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP, except as may be expressly disclosed therein, the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(vi)  No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the shares of common stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock.

(vii)  Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the

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Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(viii) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Each subsidiary of the Company that conducts business as a bank is duly authorized to conduct such banking business in each jurisdiction in which such banking business is conducted or is validly existing as a national banking association under the laws of the United States. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K incorporated by reference into the Registration Statement.

(ix)   Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise or conversion of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(x)   Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

(xi)  Authorization and Description of Shares. The Shares to be purchased by the Underwriter from Corsair have been duly authorized by the Company and are, or in the case of any such Shares that are Converted Shares (as defined below), when issued and delivered by the Company upon conversion of shares of the Company’s non-voting

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common stock, will be, validly issued, fully paid and non-assessable; and the issuance of any such Converted Shares is not subject to the preemptive or other similar rights of any security holder of Corsair. The Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder. To the extent that any of the Shares to be sold by Corsair to the Underwriter pursuant to this Agreement are shares (the “Converted Shares”) that are to be issued upon conversion of shares of the Company’s non-voting common stock immediately prior to such sale, such conversion will be effected in accordance with the terms of the Company’s non-voting common stock and the Investment Agreement, dated as of March 30, 2011, by and between Corsair and the Company (the “Investment Agreement”), and the resale of the Converted Shares by the Underwriter pursuant to this Agreement and as described in the Statutory Prospectus constitutes an “Approved Transfer” of the Converted Shares as such term is defined in the Investment Agreement and the exhibits and schedules thereto.

(xii)   Registration Rights. Except as set forth in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

(xiii)  Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations, with respect to clause (C), that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xiv) No Resulting Defaults and Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance (in the case of Converted Shares) and sale of the Shares, the compliance by the Company with the terms hereof and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or bylaws (or similar organizational document)

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of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Entity, except, in the case of clause (A), for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any Governmental Entity is required for the execution, delivery and performance by the Company of this Agreement, the issuance (in the case of Converted Shares) and sale of the Shares and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby, except as have been made or obtained and except as may be required by and made with or obtained from any Governmental Entity.

(xv)  Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that would result in a Material Adverse Effect.

(xvi) Absence of Proceedings. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company or its subsidiaries to perform their respective obligations under this Agreement.

(xvii)  Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or to be filed as exhibits thereto that have not been so described and filed as required.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Company’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations or state securities laws.

(xix)  Possession of Licenses and Permits. The Company and its subsidiaries possess all material certificates, authorities or permits issued by appropriate Governmental Entities necessary to conduct the business now conducted by them. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

(xx)  Compliance with Regulations. The Company and each of its subsidiaries are in compliance with all laws administered by, and all rules and regulations of, the Board of Governors of the Federal Reserve System (“Federal Reserve Board”), the Georgia Department of Banking and Finance (“DBF”), the Federal Deposit Insurance Corporation (“FDIC”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the DBF and the FDIC, the “Bank Regulatory

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Authorities”) with jurisdiction over the Company or any of its subsidiaries, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as set forth in the Registration Statement, the Prospectus or any Issuer-Represented Free Writing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board of director resolutions at the request of, any Bank Regulatory Authority that currently restricts the conduct of its business, or relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board of director resolutions, in each case that are applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally. Neither the Company nor any subsidiary has received any communication from any Governmental Entity asserting that the Company or any subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi)   Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all liens, security interests, claims or encumbrances of any kind, except such as (A) are described in the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(xxii)  Possession of Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xxiii)  Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, be expected to result in a Material Adverse Effect, the Company and its subsidiaries (A) are in

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compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have and are in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct their respective businesses, and (C) have not received, and have no knowledge of any event or condition that would reasonably be expected to result in, any notice of any actual or potential liability or claim under or relating to any Environmental Laws.

(xxiv)   Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxv)   Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi)  Payment of Taxes. The Company and its subsidiaries have filed all United States federal income and other material tax returns that they were required by law to file (taking into account any valid extensions thereof), and all taxes required to be paid by the Company and each of its subsidiaries that are due and payable have been paid, except for such taxes as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company and its subsidiaries.

(xxvii)  Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and

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covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able (1) to renew its existing insurance coverage as and when such policies expire or (2) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The deposit accounts of each subsidiary of the Company that conducts business as a bank are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC; such subsidiaries have paid all premiums and assessments required by the FDIC and the rules and regulations thereunder; and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xxviii)  Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxix)   Absence of Manipulation. Neither the Company nor any controlled affiliate of the Company nor, to the Company’s knowledge, any other affiliate of the Company, has taken or will take, directly or indirectly, any action that is designed, or would reasonably be expected, to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxx)   No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

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(xxxi)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii)   No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Crimea, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxiii)   Brokerage Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xxxiv)   Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived.

(xxxv)  Broker-Dealer and Investment Advisor Subsidiaries. No subsidiary of the Company is required to be registered, licensed or qualified as a broker-dealer or

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investment advisor with the Commission or any similar state laws. The Company is not required to be registered as a futures commission merchant, commodities trading adviser, commodity pool operator or introducing broker under the Commodities Exchange Act or any similar state laws.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Representations, Warranties and Agreements of Corsair. Corsair hereby represents and warrants to, and agrees with the Company and the Underwriter as of the date hereof, as of the Applicable Time, and as of the Delivery Date, that:

(a) This Agreement has been duly authorized, executed and delivered by Corsair.

(b) Corsair is the record and beneficial owner of the Shares to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has duly endorsed such Shares in blank (or delivered a valid stock power with respect to such Shares, duly executed in blank), and has full power and authority to sell its interest in such Shares. Assuming that the Underwriter acquires such interest in the Shares by purchase from Corsair without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), that the Underwriter has purchased such Shares delivered on the Delivery Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that the Underwriter has had such Shares credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary, then the Underwriter will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares may be asserted against the Underwriter. To the extent that any of the Shares to be sold by Corsair to the Underwriter pursuant to this Agreement are Converted Shares, the conversion of such Shares will be effected in accordance with the terms of the Investment Agreement, and the resale of the Converted Shares by the Underwriter pursuant to this Agreement and as described in the Statutory Prospectus constitutes an “Approved Transfer” of the Converted Shares as such term is defined in the Investment Agreement and the exhibits and schedules thereto.

(c) Corsair has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(d) No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity is required for the performance by Corsair of its obligations hereunder or the consummation by Corsair of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Shares and except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue

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Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, and such other approvals as have been obtained.

(e) The sale of the Shares, the compliance with all of the provisions of this Agreement and the consummation of any other of the transactions herein contemplated by Corsair have been authorized by all limited partnership action and, will not, whether with or without the giving of notice or the passage of time or both, conflict with or result in a breach or violation of the terms or provisions of, or constitute a default under (i) the limited partnership organizational documents of Corsair; (ii) the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Corsair is a party or bound; or (iii) any statute or any judgment, rule or regulation, order or decree applicable to Corsair of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Corsair, except in the case of clauses (ii) and (iii) above, for such conflict, breach, violation or default that would not reasonably be expected to have a material adverse effect on the sale of the Shares or the consummation of any other of the transactions contemplated in this Agreement.

(f) The General Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by Corsair specifically for use therein, as applicable, it being understood and agreed that the only such information furnished by Corsair consists solely of the information relating to Corsair under the caption “Selling Shareholder” in the General Disclosure Package (the “Selling Shareholder Information”). In addition, the sale of the Shares by Corsair pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package and the Prospectus.

(g) Other than any preliminary prospectus and the Prospectus, Corsair (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer-Represented Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) any other written communications approved in writing in advance by the Company and the Underwriter.

(h) As of the applicable effective date of the Registration Statement and any amendments or supplements thereto and at the Delivery Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the 1933 Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and as of the date of the Prospectus and any amendment or supplement thereto and at the Delivery Date, the Prospectus and any amendment or supplement thereto will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Shareholder Information.

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3. Purchase of the Shares by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, Corsair hereby agrees to sell to the Underwriter, and the Underwriter, agrees to purchase from Corsair at a price per share as provided in Schedule 1 hereto (the “Purchase Price”), the Shares.

Corsair shall not be obligated to deliver any of the Shares to be delivered on the Delivery Date, except upon payment for all such Shares to be purchased from Corsair on such Delivery Date as provided herein.

4. Offering of the Shares by the Underwriter. The Underwriter proposes to offer the Shares for sale upon the terms and conditions to be set forth in the Prospectus. In connection with the transactions contemplated herein, the Underwriter (i) shall not consummate any sale to a single investor in the aggregate of greater than 4.9% of the outstanding shares of Common Stock and (ii) shall offer the Shares to more than 100 prospective investors. It being understood that, subject to the foregoing, this Section 4 shall not prevent the Underwriter from consummating any sale to an investor that currently holds more than 4.9% of the outstanding shares of Common Stock or that, upon consummation of the sale to such investor by the Underwriter, will become the holder of more than 4.9% of the outstanding shares of Common Stock or selling the Shares to fewer than 100 investors.

5. Delivery of and Payment for the Shares. Delivery of and payment for the Shares shall be made at 10:00 A.M., Eastern Time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Underwriter, the Company and Corsair. This date and time are sometimes referred to as the “Delivery Date”. Delivery of the Shares shall be made to the account of the Underwriter against payment by the Underwriter of the aggregate purchase price of the Shares being sold by Corsair by wire transfer in immediately available funds to the accounts specified by Corsair. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Corsair shall deliver the Shares to be sold by it through the facilities of the Depository Trust Company, unless the Underwriter shall otherwise instruct.

6. Further Agreements of the Company and the Underwriter. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date, except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Underwriter, promptly after it receives notice thereof, of the

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issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer-Represented Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) To pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein;

(iii) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer-Represented Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter (and to any dealer in securities specified by the Underwriter) as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the 1933 Act or requested by the Commission;

(v) To file promptly with the Nasdaq Stock Market, LLC an additional listing application for the Shares, if necessary, and to use its reasonable best efforts to effect the listing of the Shares on the Nasdaq Stock Market, LLC;

(vi) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the

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Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter;

(vii) Not to make any offer relating to the Shares that would constitute an Issuer-Represented Free Writing Prospectus, without the prior written consent of the Underwriter;

(viii) To comply with all applicable requirements of Rule 433 with respect to any Issuer-Represented Free Writing Prospectus; and if at any time after the date hereof any event shall have occurred as a result of which any Issuer-Represented Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer-Represented Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer-Represented Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(ix) Not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations;

(x) Promptly from time to time, to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of Canada and such other jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith, the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xi) For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus, not to, without the consent of the Underwriter, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person (other than any purchase by the Company of shares held by Corsair or any of its affiliates or any other party) at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans

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existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, and to cause each officer and director of the Company set forth on Schedule 2 hereto to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”);

(b) The Underwriter agrees that it will not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405 (any “Free Writing Prospectus”)) used or referred to by the Underwriter without the prior written consent of the Company (any such issuer information with respect to the use of which the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such Free Writing Prospectus and (ii) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.

7. Further Agreements of Corsair. Corsair agrees that it will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by Corsair or any affiliate thereof directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by the Underwriter; provided, however, that (a) Corsair or any of its affiliates may dispose of shares of Common Stock or any such securities (x) in connection with any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock or any such securities involving a change of control of the Company; provided, however, that if any such change of control transaction is not consummated, such shares of Common Stock or Company securities shall remain subject to the provisions of this Section 7, or (y) pursuant to an order of a court or regulatory authority or otherwise to the extent required by any regulatory authority, law or regulation applicable to Corsair or any of its affiliates, (b) Corsair or any of its affiliates may privately transfer shares of Common Stock or any such securities as long as the acquirer of such shares agrees in writing to be bound by the obligations and restrictions set forth in this Section 7 and provided that no filings under Section 16(a) of the Exchange Act or other public announcements shall be required or shall be made voluntarily in connection with such transfers during such 60-day period; or (c) Corsair or any of

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its affiliates may dispose of shares of Common Stock or any such securities to the Company. Corsair will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated (but subject to Section 12 below), to pay all reasonable out-of-pocket costs, expenses, fees and taxes incident to and in connection with (a) the sale and delivery of the Shares by Corsair to the Underwriter; (b) the preparation, printing and filing under the 1933 Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the listing of the Shares on The Nasdaq Stock Market, LLC; (f) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriter); (g) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriter); (h) the investor presentations on any “electronic road show” undertaken in connection with the marketing of the Shares; and (i) all other reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 12, Corsair shall pay the costs and expenses of any transfer taxes payable in connection with the issuance (in the case of Converted Shares) and sale of the Shares to the Underwriter; and provided further that in no event shall the Company be responsible for paying any discounts, selling commissions or stock transfer taxes applicable to the sale of the Shares or any fees and disbursements of counsel for the Selling Shareholder other than Simpson Thacher & Bartlett LLP. Notwithstanding the foregoing, as between the Company and Corsair, the provisions of this Section 8 shall not affect any agreement that the Company and Corsair may have or make regarding the allocation of expenses solely between the Company and Corsair. Furthermore, notwithstanding the foregoing, Corsair shall pay all fees and expenses incurred by Solebury Capital Group LLC in connection with the transactions contemplated by this Agreement.

9. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the respective representations and warranties of the Company and Corsair contained herein, to the performance by the Company and Corsair of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements

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applicable to any Issuer-Represented Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus shall have been issued, and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact that, in the opinion of Kilpatrick Townsend & Stockton LLP, counsel for the Underwriter, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and any Issuer-Represented Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Troutman Sanders LLP, as counsel to the Company, shall have furnished to the Underwriter its written opinion and negative assurances letter, addressed to the Underwriter and dated the Delivery Date, substantially to the effect as set forth in Exhibit B hereto. Such counsel may state that, insofar as such opinion and letter involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Corsair shall have requested and caused each of Simpson Thacher & Bartlett LLP and Maples and Calder to have furnished to the Underwriter an opinion, as counsel to Corsair, addressed to the Underwriter and dated the Delivery Date, substantially to the effect as set forth in Exhibit C-1 and Exhibit C-2 hereto, repsectively. Each such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of Corsair and the Company and certificates of public officials.

(f) Corsair shall have furnished to the Underwriter a certificate, signed by an authorized signatory of Corsair, dated the Delivery Date, to the effect that the signers of such certificates have carefully examined the Selling Shareholder Information and this Agreement, and that the representations and warranties of Corsair in this Agreement are true and correct in all material respects on and as of the Delivery Date to the same effect as if made on the Delivery Date.

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(g) The Underwriter shall have received from Kilpatrick Townsend & Stockton LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and the General Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Underwriter shall have received from each of PricewaterhouseCoopers LLP and Porter Keadle Moore, LLC a letter, in form and substance reasonably satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letters of PricewaterhouseCoopers LLP and Porter Keadle Moore, LLC referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of each such accounting firm, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer or its Chief Financial Officer to the effect that (i) there has been no Material Adverse Effect that is not disclosed or contemplated in the Pricing Disclosure Package and the Prospectus, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Delivery Date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Delivery Date, and (iv) no stop order suspending the effectiveness of the Registration Statement or order preventing the use any preliminary prospectus, the Statutory Prospectus or the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to his knowledge, contemplated by the Commission or any other Governmental Entity;

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(k) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, that in any such case described in clause (i) or (ii) is not disclosed or contemplated in the Pricing Disclosure Package and the Prospectus and the effect of which is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the 1934 Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in new hostilities, there shall have been an escalation in existing hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) The Nasdaq Stock Market, LLC shall have approved the Shares for listing, subject only to official notice of issuance.

(o) The Lock-Up Agreements between the Underwriter and the officers and directors of the Company set forth on Schedule 2, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.

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(p) Corsair shall have delivered to the Underwriter prior to the Delivery Date a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers, employees and affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which the Underwriter, director, officer, employee, affiliate or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer-Represented Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer-Represented Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such director, officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists

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solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Company or Corsair may otherwise have to the Underwriter or to any director, officer, employee, affiliate or controlling person of the Underwriter.

(b) Corsair agrees to indemnify and hold harmless the Company, each of its directors, each officer who signs the Registration Statement, the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Company or the Underwriter within the meaning of either the 1933 Act or the 1934 Act to the same extent as the foregoing indemnity from the Company to the Underwriter, mutatis mutandis, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Shareholder Information furnished to the Company by or on behalf of Corsair specifically for inclusion in the documents referred to in the foregoing indemnity. The liability of Corsair under this Section 10(b) shall be limited to the aggregate amount paid to it by the Underwriter pursuant to this Agreement to purchase the Shares. The foregoing indemnity agreement is in addition to any liability that Corsair may otherwise have to the Company, the Underwriter or to any director, officer, employee or controlling person of the Company or the Underwriter.

(c) The Underwriter shall indemnify and hold harmless the Company, each of its directors, each officer who signs the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the 1933 Act (each, a “Company Indemnitee”) and Corsair and each of its affiliates (each a “Corsair Indemnitee”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, Corsair, any Company Indemnitee or any Corsair Indemnitee, as the case may be, may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer-Represented Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer-Represented Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, any Company Indemnitee, Corsair or any Corsair Indemnitee, as the case may be.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify

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the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and, in any such event, the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), Section 10(b), Section 10(c) or Section 10(d) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party

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shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by Corsair, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Corsair, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and Corsair, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by Corsair, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Corsair or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Corsair and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10(e), Corsair shall not be obligated to make contributions hereunder that in the aggregate exceed the aggregate amount paid to it by the Underwriter pursuant to this Agreement to purchase its Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Underwriter confirms and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the allocation, concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus, constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration

26

Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show.

11. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 9(k), 9(l) or 9(m) shall have occurred or if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement.

12. Reimbursement of Underwriter’s Expenses. If Corsair shall fail to tender the Shares for delivery to the Underwriter for any reason other than by reason of a default by the Underwriter or the Company, Corsair will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares, and upon demand by the Underwriter, Corsair shall pay the full amount thereof to the Underwriter. If the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement, (a) the Company or (b) Corsair, if such failure to purchase arises from the breach by Corsair of any representation, warranty, or covenant, will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares, and upon demand by the Underwriter, the Company shall pay the full amount thereof to the Underwriter.

13. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interests that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and, as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. The Company and Corsair acknowledge and agree that, in connection with this offering, sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (a) no fiduciary or agency relationship between the Company and Corsair, on the one hand, and the Underwriter, on the other, exists; (b) the Underwriter is not acting as an advisor, expert or otherwise, to the Company or Corsair, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and Corsair, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations;

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(c) any duties and obligations that the Underwriter may have to the Company or Corsair shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriter and its respective affiliates may have interests that differ from those of the Company or Corsair. The Company and Corsair hereby waive any claims that the Company or Corsair may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

15. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy to W. Randy Eaddy, Kilpatrick Townsend & Stockton LLP, 1100 Peachtree Street, N.E., Atlanta, Georgia 30309 (Fax: 336-734-2665);

(b) if to Corsair, shall be delivered or sent by mail or facsimile transmission to Corsair c/o Corsair Capital LLC, 717 Fifth Avenue, 24th Floor, New York, New York, 10022, Attention: D.T. Ingnacio Jayanti (Fax: 212-224-9451), with a copy to Andrew R. Keller, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (Fax: 212-455-2502); and

(c) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: 706-745-9046), with a copy to James W. Stevens, Troutman Sanders LLP, 600 Peachtree Street, Suite 5200, Atlanta, Georgia 30308 (Fax: 404-962-6501).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and Corsair shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, Corsair and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and Corsair contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the 1933 Act and (b) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors, officers and employees of the Company and Corsair and any person controlling the Company or Corsair within the meaning of Section 15 of the 1933 Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Corsair and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall

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survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the State of Georgia are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

19. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally blank]

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If the foregoing correctly sets forth the agreement among the Company, Corsair and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
	Name:	Rex S. Schuette
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

CORSAIR GEORGIA, L.P.

By:	Corsair IV Management GP, Ltd., its
General Partner

By:	/s/ Amy Knapp
	Name:	Amy Knapp
	Title:	Chief Operating Officer and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted:

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Occi
Authorized Representative

[Signature Page to Underwriting Agreement]

EXHIBIT A

LOCK-UP AGREEMENT

Morgan Stanley & Co. LLC

180 Varick Street, 2nd Floor

New York, New York 10014

Ladies and Gentlemen:

The undersigned, an officer and/or director of United Community Banks, Inc., a Georgia corporation (the “Company”), understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Corsair Georgia, L.P., a Delaware limited partnership (“Corsair”), providing for the purchase by the Underwriter of shares (the “Shares”) of Common Stock, $1.00 par value per share (the “Common Stock”), of the Company, and that the Underwriter proposes to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person (other than any purchase by the Company of shares held by Corsair or any of its affiliates or any other party) at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand or exercise any right to file, or cause to be filed, a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter: (1) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restriction set forth herein; (2) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that (x) any such transfer shall not involve a disposition for value (y) no filing under Section 16(a) of the Securities Exchange Act of 1934 or other public announcement shall be required or shall be made voluntarily in connection with any such transfer during the Lock-Up Period; (3) in connection with any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock or any such securities involving a change of control of the Company; provided, however, that if any such change of control transaction is not consummated, such shares of Common Stock or Company securities shall remain subject to the provisions of this Lock-Up Agreement; or (4) pursuant to an order of a court or regulatory authority or otherwise to the extent required by any regulatory authority, law or regulation applicable to the undersigned. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, notwithstanding the foregoing, the undersigned may (1) sell or make deemed sales of Common Stock to the Company pursuant to net exercises or cashless exercises of options outstanding on the date hereof to the extent that such shares of Common Stock are not subsequently sold by the Company on the open market for a period commencing on the date of the Underwriting Agreement and ending 60 days after the date of the Underwriting Agreement and (2) sell shares of Common Stock pursuant to any sales plan existing as of the date hereof and entered into by and between the Company and the undersigned pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

It is understood that, if either of the Company or Corsair notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Agreement.

The undersigned understands that the Company, Corsair and the Underwriter will proceed with the Offering in reliance on this Lock-Up Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Notwithstanding the foregoing, nothing herein shall restrict, or be deemed to restrict, Corsair’s rights under Section 7 of the Underwriting Agreement.

[Signature page follows]

Name: